February 10th, 2008

Energy Infrastructure Merger Corporation
c/o Energy Infrastructure Acquisition Corporation
Suite 1300, 1105 North Market Street
Wilmington, Delaware 19899
USA

Attention: George Sagredos

Re: Fee Letter for USD 415,000,000 Term Loan Facility

Dear Mr. Sagredos:

We are pleased to attach our Committed Term Sheet for this transaction.

As we have discussed, the Arrangement Fee and Agency Fee are outlined below:

•
Arrangement Fee: 0.85% of the Facility Amount, due and payable on drawdown for distribution at the Mandated Lead Arrangers’ discretion. Participation fees will be paid from this Arrangement Fee. It is understood that the Mandated Lead Arrangers require a fee “skim” (i.e. the excess of the Arrangement Fee over the Participation Fees) of at least 0.35%. If the Mandated Lead Arrangers need to pay a Participation Fee in excess of 0.50% in order to achieve the Final Take Amounts as defined in the Committed Term Sheet, the Mandated Lead Arrangers reserve the right to increase the Arrangement Fee payable by the Borrower(s) in order to achieve a "skim" of 0.35%. It is understood that this "skim", and the associated right to increase the Arrangement Fee, is limited to a principal amount equivalent to the difference between the Facility Amount and the Final Take Amounts.

•	Agency Fee: USD 10,000 p.a. payable on drawdown and annually thereafter to DVB Merchant Bank (Asia) Ltd.

Please arrange for this Fee Letter and the Committed Term Sheet to be countersigned and returned to us.

We thank you for the opportunity to work with you on this important transaction.

Yours faithfully

For and on behalf of

/s/ Maarten Vis /s/ Vicente Alava-Pons	/s/ Otto Jan van Diepen /s/ Kwek Chih Keong	/s/ Hugo van Kattendijke /s/ Frans van de Bospoort
Authorised Signatories	Authorised Signatories	Authorised Signatories
DVB Merchant Bank (Asia) Ltd	Fortis Bank S.A/N.V	NIBC Bank Ltd.
Date: : February 11, 2008	Date: : February 11, 2008	Date: : February 11, 2008

CONFIRMATION OF ACCEPTANCE
For and on behalf of Energy Infrastructure Merger Corporation

/s/ George Sagredos
Name: George Sagredos
Title: Authorised Signatory
Date: February 11, 2008

Agreed on behalf of the Borrowers

/s/ Captain C.A.J. Vanderperre
Name: Captain C.A.J. Vanderperre
Title: Authorised Signatory
Date: February 11, 2008

Copy:

Vanship Holdings Limited:
Captain C.A.J. Vanderperre
Fred Cheng
Christoph Widmer
Raja Ram Kogta

Skadden Arps Slate Meagher & Flom LLP:
Jonathan Stone
Sean McAuliffe

Lea & White:
David White